UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): January 28, 2010
Life Technologies Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-25317	33-0373077

(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

5791 Van Allen Way, Carlsbad, CA	92008

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (760) 603-7200
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition
     On January 28, 2010, the Company issued a press release regarding the Company’s financial results for the period ended December 31, 2009 and filed a Form 8-K furnishing the press release. Subsequent to the issuance of the press release and the filing of the Form 8-K, the Company identified a reclassification to the consolidated balance sheet related to the Company’s deferred tax asset, income tax payable and goodwill balance. The financial information included in the prospectus supplement filed by the Company today reflects the reclassification. Although the reclassification is not material, this amendment to the Company’s Form 8-K is being filed to reflect the change in the Company’s balance sheet in conformity with the information included in the prospectus supplement. The Company’s amended balance sheet is attached hereto as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits.

(a	)	Not applicable.

(b	)	Not applicable.

(c	)	Not applicable.

(d	)	Exhibits

99.1		Life Technologies Corporation condensed consolidated balance sheets as of December 31 2009 and 2008.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Life Technologies Corporation
Date: February 10, 2010	By:	/s/ David F. Hoffmeister
David F. Hoffmeister
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
99.1	Life Technologies Corporation condensed consolidated balance sheets as of December 31 2009 and 2008.